UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2008
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-32261 (Commission File Number)	20-1142292 (I.R.S. Employer Identification Number)
17190 Bernardo Center Drive
San Diego, CA 92128
(Address of principal executive offices, including zip code)
(858) 485-9840
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events....
Item 9.01. Financial Statements and Exhibits....
SIGNATURES...
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 8.1

Item 8.01. Other Events.
     On April 17, 2008, BioMed Realty Trust, Inc. (the “Company”) entered into an underwriting agreement with Raymond James & Associates, Inc., as the representative of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 5,700,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), plus up to an additional 855,000 shares of Common Stock pursuant to the Underwriters’ 30-day over-allotment option, at a price to the public of $25.50 per share. The Underwriters exercised their over-allotment option with respect to 429,000 shares on April 21, 2008. The offering closed on April 22, 2008. Gross proceeds from the offering of an aggregate of 6,129,000 shares were approximately $156.3 million. After the closing of the offering, the number of shares of Common Stock outstanding was 71,722,285.
     The Company intends to use the net proceeds of the offering to repay a portion of the outstanding indebtedness under its $600.0 million unsecured line of credit and for other general corporate and working capital purposes.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement, dated as of April 17, 2008, among the Company, BioMed Realty, L.P. and Raymond James & Associates, Inc., as representative of the Underwriters

5.1	Opinion of Venable LLP

8.1	Opinion of Latham & Watkins LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 8.1 hereto)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 22, 2008

BIOMED REALTY TRUST, INC.
By:	/s/ Kent Griffin
	Name:	Kent Griffin
	Title:	Chief Financial Officer